As filed with the Securities and Exchange Commission on March 18, 2021
Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CarParts.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2050 W. 190th Street, Suite 400
Torrance, California 90504
(Address, including zip code, of Principal Executive Offices)

CarParts.com, Inc. 2016 Equity Incentive Plan
 (Full title of the plan)

Alfredo Gomez
General Counsel
CarParts.com, Inc.
2050 W. 190th Street, Suite 400
Torrance, California 90504
(424) 702-1455
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $0.001 par value per share	1,500,000(1)(2) shares	$15.30	(3)	$22,950,000	(3)	$2,503.85	(3)

(1)
Pursuant to Rule 416(a), this Registration Statement covers, in addition to the number of shares of CarParts.com, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), any shares of Common Stock that become issuable under the CarParts.com, Inc. 2016 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Plan on January 1, 2021 pursuant to an “evergreen” provision contained in the Plan.  Pursuant to such provision, on January 1 of each calendar year commencing in 2017 and ending on (and including) January 1, 2026, the number of shares authorized for issuance under the Plan is automatically increased by 1,500,000 shares; provided, that the Board of Directors of the Registrant may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of shares of Common Stock than would otherwise occur.

(3)
Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on March 12, 2021, as quoted on the Nasdaq Global Select Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by CarParts.com, Inc. (the “Company”) for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective.  This Registration Statement on Form S-8 registers the offer and sale of an additional 1,500,000 shares of Common Stock for issuance under the Plan.  The Registrant previously registered shares of Common Stock for issuance under the Plan on June 27, 2016 (Commission File No. 333-212256), March 14, 2017 (Commission File No. 333-216671), August 9, 2018 (Commission File No. 333-226736), and July 21, 2020 (Commission File No. 333-239993) (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Company hereby incorporates by reference herein the contents of the Prior Registration Statements and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10‑K for its fiscal year ended January 2, 2021, filed with the Commission on March 16, 2021 (Commission File No. 001-33264).

(b)
The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 28, 2020, filed with the Commission on May 6, 2020 (Commission File No. 001-33264), June 27, 2020, as filed with the Commission on August 11, 2020 (Commission File No. 001-33264), and September 26, 2020, as filed with the commission on November 10, 2020 (Commission File No. 001-33264);

(c)
The Company’s Current Reports on Form 8-K, filed with the Commission on April 16, 2020,  May 4, 2020, June 3, 2020, June 16, 2020, June 22, 2020, July 17, 2020 (other than with respect to Item 7.01), July 27, 2020 (other than with respect to Item 7.01), August 17, 2020, and November 13, 2020 (other than with respect to Item 7.01) (each, Commission File No. 001-33264); and

(e)
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on January 27, 2015 pursuant to Section 12(b) of the Exchange Act, as updated by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended January 2, 2021, filed with the SEC on March 16, 2021.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Alfredo Gomez.  Mr. Gomez is General Counsel of the Company and is compensated by the Company as an employee.  Mr. Gomez owns 464,932 shares of Common Stock, 245,711 restricted stock units that are payable in an equivalent number of shares of Common Stock (with performance-based restricted stock unit awards included at the target level of performance), and Company stock options to acquire up to an additional 305,504 shares of Common Stock.  Mr. Gomez is eligible to receive stock awards by the Company under the Plan.

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Item 8.	Exhibits

Exhibit Number	Description of Exhibit

4.1
Second Amended and Restated Certificate of Incorporation of CarParts.com, Inc. as filed with the Delaware Secretary of State on February 14, 2007 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10 K filed with the Securities and Exchange Commission on April 2, 2007).

4.2
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of CarParts.com, Inc., dated as of July 27, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2020).

4.3
Amended and Restated Bylaws of CarParts.com, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10 K filed with the Securities and Exchange Commission on April 2, 2007).

4.4
Amendment to Amended and Restated Bylaws of CarParts.com, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10 K file with the Securities and Exchange Commission on March 11, 2016).

4.5
Amendment No. 2 to the Amended and Restated Bylaws of CarParts.com, Inc., dated as of July 23, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2020).

4.6
Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 2, 2006).

5.1	Opinion of Counsel (opinion re legality).

23.1	Consent of RSM US LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).

99.1	CarParts.com, Inc. 2016 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2016).

99.2
Form of Employee Option Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016).

99.3
Form of Director Option Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016).

99.4
Form of Restricted Stock Unit Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016).

99.5
Form of Performance Restricted Stock Unit Award Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017).

99.6
Form of Performance Cash Bonus Award Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017).

99.7
Form of Director and Section 16 Officer Restricted Stock Unit Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on March 18, 2021.

CARPARTS.COM, INC.

By:	/s/ Lev Peker

Lev Peker

Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alfredo Gomez, Lev Peker and David Meniane, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lev Peker	Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2021
Lev Peker

/s/ David Meniane	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	March 18, 2021
David Meniane

/s/ Warren B. Phelps III	Chairman of the Board	March 18, 2021
Warren B. Phelps III

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/s/ Jim Barnes	Director	March 18, 2021
Jim Barnes

/s/ Lisa Costa	Director	March 18, 2021
Lisa Costa

/s/ Jay K. Greyson	Director	March 18, 2021
Jay K. Greyson

/s/ Sol Khazani	Director	March 18, 2021
Sol Khazani

/s/ Mehran Nia	Director	March 18, 2021
Mehran Nia

/s/ Nanxi Liu	Director	March 18, 2021
Nanxi Liu

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